                          ADMINISTRATION, MANAGEMENT
                             AND CUSTODY AGREEMENT

                                    BETWEEN
                          AMERICAN OPPORTUNITY TRUST
                           AND J O HAMBRO & PARTNERS

                                                            Page 66 of 258 Pages
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                            Dated 7th January 1993
                            ----------------------



                        LEVERAGED OPPORTUNITY TRUST PLC

                                      and

                         J O HAMBRO & PARTNERS LIMITED


               ADMINISTRATION,  MANAGEMENT AND CUSTODY AGREEMENT



                                 Allen & Overy
                                    London

                                                            Page 67 of 258 Pages
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THIS AGREEMENT is made on 7th January 1993 BETWEEN:

(1)                      LEVERAGED OPPORTUNITY TRUST PLC of 11 Devonshire
                         Square, London EC2M 4YR (the "Company"); and
                                                       -------

(2)                      J O HAMBRO & PARTNERS LIMITED of 30 Queen Anne's Gate,
                         London SW1H 9AL (the "Manager").
                                               -------

NOW IT IS HEREBY AGREED as follows:

1.                       Interpretation
                         --------------

(1)                      In this Agreement:

                         "Board"
                          -----

                         means the Board of Directors of the Company, or a committee thereof or (where the context so admits) a Director of the Company, duly authorized;

                         "IMRO"
                          ----

                         means the Investment Management Regulatory Organization
                         Limited or its successors from time to time;

                         "IMRO Rules"
                          ----------

                         means the rules of IMRO from time to time applicable;

                         "Investments"
                          -----------

                         includes any asset, right or interest falling within any paragraph in Part I of Schedule I to the Financial
                         Services Act 1986 and any other asset, right or interest in respect of property of any kind and, without prejudice to the foregoing, wherever situate and whether or not producing income;

                         "Portfolio"
                          ---------

                         means the Investments from time to time owned by the Company;

                         "Stock Exchange"
                          --------------

                         means The International Stock Exchange of the United
                         Kingdom and the Republic of Ireland Limited;
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                                                            Page 68 of 258 Pages

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
                         "subsidiary"
                          ----------

                         shall have the meaning ascribed thereto by Section 736 of the Companies Act 1985.

(2) References to persons include bodies corporate and unincorporated associations and references to companies include any bodies corporate.

(3) Any reference to a statutory provision includes any statutory modification or re-enactment of it for the time being in force.

(4) Subclauses (1) to (3) above apply unless the contrary intention appears.

(5) The headings in this Agreement do not affect its construction.

(6) References to amounts payable by the Company shall be exclusive of value added tax thereon so that value added tax shall be payable in addition if and to the extent chargeable.

2.                       Appointment
                         -----------

                         The Company hereby appoints the Manager to be the investment manager and administrator of the Company to provide the services and facilities mentioned below with effect from the date of execution of this Agreement, such appointment to continue (unless previously terminated under Clause 11 below) until terminated by either party upon the expiry of not less than two years' written notice given to the other.

3.                       Investment Management
                         ---------------------

(1)                      The Manager shall undertake with regard to such
                         Investments as may from time to time be notified to and
                         agreed with the Manager (the "Relevant Investments"),
                         the duties normally performed by investment managers,
                         subject to the policy directions and overall guidelines
                         from time to time notified to the Manager by the Board,
                         and in particular but without in any way prejudicing
                         the generality of the foregoing shall on behalf of the
                         Company:
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                                                            Page 69 of 258 Pages

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
                         (a) keep under constant review the Relevant Investments
                             from time to time held by the Company;

                         (b) be entitled (at its absolute discretion and without
                             obtaining the prior written permission of the Company) to withdraw deposits, to effect purchases and sales and other transactions in respect of Relevant Investments and subscriptions to issues of Relevant Investments, to enter into underwriting commitments in relation to Relevant Investments on behalf of the Company and otherwise to invest, realise and re-invest the Portfolio in relation to Relevant Instruments and exercise all rights attaching to Relevant Investments comprised therein and in each such case to charge the amounts payable to the Portfolio;

                         (c) search out and evaluate investment opportunities in
                             Relevant Investments for the Company;

                         (d) analyse the progress of companies in which the
                             Company has made Relevant Investments;

                         (e) submit to the Board such reports and information
                             regarding Relevant Investments as the Board shall reasonably require; and

                         (f) recommend to the Board any future developments or
                             changes to the investment policy of the Company which the Manager may consider to be advisable.

(2) The Board shall procure that Christopher Mills consults with the Manager prior to making investment decisions on behalf of the Company relating to unlisted investments. If the Manager objects to any such investment decisions proposed by Christopher Mills it may notify the Board and the Board shall use reasonable endeavours to convene a Board meeting to consider the matter prior to the proposed investment decision being implemented.

4.                       Administration and other facilities
                         -----------------------------------

                         The Manager shall provide the Company with the following services and facilities:

                         (a) office facilities at 30 Queen Anne's Gate, London
                             SW1H 9AL or such other office as may be agreed by
                             the Company with the Manager and such office
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                                                            Page 70 of 258 Pages

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
                             shall be used as the registered and principal office of the Company and there shall be available there a suitable room (upon the giving of not less than five days' prior notice or such shorter notice as may be agreed from time to time) for the holding of meetings of the Board but nothing in this Agreement shall be construed or have effect as constituting the relationship of landlord and tenant between the Manger and the Company and the Company shall be a bare licensee of the Manager;

                         (b) all financial, accountancy, secretarial, clerical
                             and other administrative services of any kind necessary for the conduct of the affairs of the Company;

                         (c) keeping on behalf of the Company such books,
                             records and statements to give a complete record of all transactions carried out by the Company in relation to the investment, realisation and re-investment of the Portfolio and such other books, records and statements as may be required to give a complete record of all other transactions carried out by the Company and as will enable the Company to publish yearly and half-yearly the report and accounts of the Company as required by the regulations of The Stock Exchange;

                         (d) acting as Secretary to the Company, attending all
                             meetings of the Board and performing all the duties reasonably expected of a Company Secretary including liaison with The Stock Exchange, preparation and delivery of returns of The
                             Registrar of Companies and the maintenance of all statutory books other than the register of members;

                         (e) all necessary equipment and personnel with a proper
                             and adequate standard of proficiency and experience to enable the Manger to carry out its functions under this Agreement; and

                         (f) the Manager shall permit such of its employees (if
                             any) as the Company may reasonably request to be Directors of the Company.

5.                       Ancillary Powers of Manager
                         ---------------------------

                         The Manager may on behalf of the Company in respect of
                         Relevant Investments:
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                                                            Page 71 of 258 Pages

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
                         (a) issue orders and instructions to the Company's
                             bankers and custodians with respect to the disposition of securities and moneys of the Company provided always that any such disposition shall at all times be subject to and effected in accordance with the arrangements for the time being in force between the Company and its bankers and custodians;

                         (b) exercise any voting rights attached to the
                             securities included in the Investments in pursuance of the policy agreed and established by the Board from time to time; and

                         (c) issue instructions to and consult the auditors and
                             legal advisers of the Company regarding any matter or thing relating to Investments including (where the Board thinks fit) institution of legal proceedings.

6.                       Further obligations of the Manager
                         ----------------------------------

(1) The Manager shall, and shall procure that its representatives, employees and delegates shall, obey and comply with all lawful orders and directions in relation to the Manager's obligations under this Agreement given to it or them from time to time by the Board and shall observe and comply with the Memorandum and Articles of Association of the Company as from time to time amended and with all resolutions of the Board or the Company of which they are informed.

(2) In particular, all activities engaged in by the Manager or any representative, employee or delegate of the Manager on behalf of the Company shall at all times be subject to the overall control of and review by the Board and without limiting the generality of the foregoing the Board shall set out the investment policy of the Company specifying the manner in which it wishes the Manger to give effect to such policies.

(3) The Board shall instruct the Manager as to the exercise of the voting rights attached to the securities in the Portfolio and may:

                         (a) prohibit the Manager from investing for the account
                             of the Company in any particular security or class
                             of securities;
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                                                            Page 72 of 258 Pages

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
                         (b) require the Manager to sell any security or class
                             of securities or (subject to the availability of funds) to purchase any security or class of securities; and

                         (c) withdraw any part of the assets of the Company from
                             the management of the Manager (but without thereby reducing the fee payable to the Manager under this Agreement) for any reason whatsoever.

7.                       Custody
                         -------

(1) Unless it receives contrary instructions from the Company, the Manager shall make arrangements for the safekeeping of all cash, securities or other assets in the Portfolio for the account of the Company in accordance with this Clause 7 provided that the obligations of the Manager under this Clause 7 shall not apply in relation to any cash or other assets of the Company until the cash or assets concerned have been made available to the Manager following execution of this Agreement. Insofar as the Manager holds assets comprised in the Portfolio (or documents of title relating to such assets), it shall do so separately from its own assets and on trust for the Company.

(2) The Manager shall arrange for (i) any uninvested cash to be held in the Company's name in one or more accounts with Bank of Scotland or other first class banks approved by the Company and (ii) all securities to be held in custody accounts in the Company's name at Bank of Scotland or other reputable custodians approved by the Company.

(3)                      The Manager shall make arrangements for:

                         (a) the collection of all income and principal with
                             respect to the Portfolio and credit cash receipts to the bank accounts referred to above;

                         (b) the exchange of securities where the exchange is
                             purely ministerial (including the exchange of temporary securities for those in definitive form and the exchange of warrants for, or other documents of entitlement to securities for, the securities themselves);

                         (c) the surrender of securities at maturity or when
                             called for redemption against payment therefor.
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                                                            Page 73 of 258 Pages

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
(4) The Manager shall notify any bank or custodian holding property comprised in the Portfolio that it is not the Manager's property.

(5) The Manager shall have no right of lien or set-off or any right of retention with respect to any Investments held in the Portfolio.

(6) All proxies or similar requests for consent and all notices (other than of a routine or immaterial nature) received by the Manager relating to securities held in the Portfolio are to be forwarded to the Company or are to be dealt with in accordance with instructions given by the Company from time to time.

8.                       Management charge and expenses
                         ------------------------------

(1) The Company shall pay to the Manager as remuneration for the provision of its services hereunder a fee payable annually in arrears on 31st December in each year and calculated at the rate of 0.25 per cent per annum (plus value added tax) by reference to the Net
                         Asset Value (calculated on a gross assets basis) as at 30th September, the first such payment, being a pro rata part of the annual fee, to be made on 31st
                         December 1993 in respect of the period from the date of this Agreement to 30th September, 1993. On termination of this Agreement a pro rata fee shall be payable for any part of the year to 30th September for which this Agreement is in force, payable on the 31st December next following termination.

(2) The Company shall bear the expenses of any kind incurred by or on behalf of the Manager in the carrying out of its duties and the provision of services and facilities hereunder, save for telex, telephone and other routine communication charges and the costs of providing normal office accommodation and secretarial and clerical staff for the normal performance of those duties.

(3)                      The Manager shall also be entitled to additional fees,
                         calculated on a time basis, for services provided in
                         connection with any transactions involving the Company
                         and/or any of its subsidiaries outside the ordinary
                         course of business including in particular any issue of
                         shares, debentures or other securities or any
                         reorganization, redemption, consolidation, sub-division
                         or other alteration of capital or any takeover,
                         acquisition or disposal of or by the Company and/or any
                         of its subsidiaries.
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                                                            Page 74 of 258 Pages

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
(4) An amount equal to any amount payable to the Manager pursuant to this Clause shall be paid by the Company to the Manager promptly after delivery to the Company by the Manager of an invoice giving reasonable details in respect thereof. Notwithstanding the foregoing, the Manager shall be entitled, without delivery of an invoice as aforesaid, to charge any such amount to the Portfolio subject to notifying the Company in writing of the amount promptly thereafter.

(5) For the purpose of this Clause 8 "Net Asset Value" shall mean the amount of the fixed and current tangible assets of the Company (other than shares in its subsidiaries) and its subsidiaries after deducting therefrom an amount equal to the current liabilities and the borrowings or other indebtedness in the nature of borrowings (except for borrowings repayable after an initial term of more than three years) of the Company and its subsidiaries as reasonably determined by the Manager.

9.                       Subsidiaries
                         ------------

                         If the Company has at any time one or more subsidiaries then, unless otherwise directed by the Board, the Manager shall in addition provide the same services to such subsidiaries as it provides hereunder to the Company.

10.                      Freedom to act
                         --------------

                         The services of the Manager to the Company under this Agreement shall not be exclusive and the Manager shall be free to render similar services to others and nothing in this Agreement shall preclude the Manager from having dealings with or on behalf of the Company either on its own account or on account of its clients or others or make it accountable to the Company in respect of any profit or commission from any such dealings.

11.                      Termination
                         -----------

(1)                      If:

                         (a) either party shall commit any substantial or
                             continuing material breach of this Agreement and
                             (where such breach is capable of remedy) fail to
                             remedy such a breach within thirty days of being
                             given written notice of it by the other party; or
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                                                            Page 75 of 258 Pages

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
                         (b) either party shall have a receiver or administrator
                             appointed over the whole or any part of their assets or a resolution is passed or an order made for the winding-up of such party other than as mentioned in sub-clause (2) below, the other party shall be entitled to terminate the appointment under this Agreement forthwith by giving written notice of termination to such party.

(2) On termination of the appointment of the Manager, the Manager shall be entitled to receive all fees and other money accrued due up to the date of such termination but shall not be entitled to compensation in respect of termination (except where such appointment is terminated by the Manager in accordance with sub-clause
                         (1)(a) of this Clause or by the Company in breach of Clause 2) and the Manager shall deliver to the Company or as it shall direct, all books of account, records, registers, correspondence, documents and assets belonging to the Company or any subsidiary in possession of or under the control of the Manager and take all necessary steps to vest in the Company any assets previously held in the name of or to the order of the Manager on behalf of the Company or any subsidiary.

(3) The Manager shall also be entitled to terminate its appointment on giving four months' notice to the Company if either the Board fails to procure that Christopher Mills consults with the Manager in accordance with Clause 3(2) or if the Manager has objected to an investment proposed by Christopher Mills and has given notice to the Board under Clause 3(2), but the Board has approved the proposal.

12.                      Confidentiality and records
                         ---------------------------

(1)                      Neither party shall during the continuance of this
                         Agreement or after its termination disclose to any
                         person, firm or company whatsoever (except with the
                         authority of the other party or unless ordered to do so
                         by The Stock Exchange, the Panel on Takeovers and
                         Mergers or by a regulatory body or court of competent
                         jurisdiction) any information relating to the business,
                         Portfolio, finances or other matters of a confidential
                         nature of the other party of which it may in the course
                         of its duties under this Agreement or otherwise become
                         possessed and each party
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                                                            Page 76 of 258 Pages

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
                         shall use all reasonable endeavors to prevent any such disclosure.

(2) All books, statistical records, accounts, contract notes, correspondence and other documents relating to the business and affairs of the Company shall be the exclusive property of the Company and the Manager shall when reasonably requested produce the same to the Company or its employees, agents or auditors together with any information within the knowledge of the Manager in relation thereto.

13.                      Reports and valuations
                         ----------------------

(1) The Manager shall provide the Company with regular monthly statements and valuations in respect of the Portfolio as at dates selected by the Company provided that the Company shall supply valuations to the Manager in respect of unlisted investments (not being Relevant
                         Investments). The valuations provided by the Manager shall be in accordance with procedures and on a basis reviewed by the Company's auditors and as required by law or the regulations of The Stock Exchange. The reference currency will be pounds sterling for such documents.

(2) Statements of the contents for the Portfolio prepared in accordance with the IMRO Rules will be provided on a quarterly basis in respect of quarterly periods of account.

14.                      Notices
                         -------

                         Any notice to be given under this Agreement may be served personally or by post at the registered office of the party to be served and in the case of service of first class post shall be deemed duly served twenty-four hours after posting and proof of posting shall be proof of delivery.

15.                      Liability and Indemnity
                         -----------------------

(1)                      Subject to the terms of this Agreement, the Manager
                         shall be under no liability to the Company for any
                         loss, costs or damages which may arise in connection
                         with the conduct of its duties hereunder or the custody
                         of the Investments or for any depreciation in the value
                         of any Investments or their safe custody unless due to
                         wilful default or negligence on its part.
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                                                            Page 77 of 258 Pages

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

(2)                      The Company shall indemnify the Manager and keep it
                         indemnified against any costs, claims, demands or
                         proceedings made by any person and in any way arising
                         from its appointment hereunder unless due to wilful
                         default or negligence on its part.  The Manager agrees
                         promptly to inform the Company in writing of any event
                         which comes to its notice as a result of which the
                         Company might become liable to indemnify the Manager
                         under this Clause.
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                                                            Page 78 of 258 Pages

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16.                      Assignment
                         ----------

                         Neither party hereto shall be entitled to assign or otherwise part with any interest in this Agreement unless the prior written consent of the other has been obtained except that, if either party transfers the whole or a substantial part of its undertaking and property to another company as part of a reconstruction or amalgamation, that party may by written notice to the other transfer all its rights and obligations under this Agreement to that other company.

17.                      Governing law
                         -------------

                         This Agreement is governed by and shall be construed in accordance with the laws of England to the jurisdiction of whose Courts the parties irrevocably submit.

IN WITNESS of which each of the parties has executed this Agreement on the date first mentioned on page 1.

SIGNED by  J.J. Nelson           )
                                 )  /s/ James J. Nelson
on behalf of                     )
LEVERAGED OPPORTUNITY TRUST PLC  )
in the presence of:              )



SIGNED by R.C.O. Hellyer         )
                                 )  /s/ R.C.O. Hellyer
on behalf of                     )
J O HAMBRO & PARTNERS LIMITED    )
in the presence of:              )



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